Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-286485) of INLIF Limited (the “Company”) of our report dated May 20, 2024, relating to the consolidated balance sheets of the Company as of December 31, 2023 and 2022, and the related consolidated statements of operations and comprehensive income (loss), changes in shareholders’ equity, and cash flows for the years ended December 31, 2023 and 2022 and the related notes, included in its Registration Statement on F-1(File No. 333-279569) of the Company for the years ended December 31, 2023 and 2022, including in its Annual Report on Form 20-F of the Company for the year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission on April 28, 2025.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Onestop Assurance PAC

Singapore

June 06, 2025